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                                    FORM T-1

                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               __________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                               __________________

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                        New York                      13-3818954
             (Jurisdiction of incorporation        (I.R.S. employer
              if not a U.S. national bank)        identification No.)

                  114 West 47th Street                10036-1532
                      New York, NY                    (Zip Code)
                  (Address of principal
                   executive offices)

                     United States Trust Company of New York
                              114 West 47th Street
                             New York, NY 10036-1532
                                 (212) 852-1000
                               (Agent for Service)
                               __________________

                              Anvil Holdings, Inc.
              (Exact name of guarantor as specified in its charter)

                    Delaware                        13-3801705
        (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)         identification No.)

              228 East 45th Street
                  New York, NY                         10017
      (Address of principal executive offices)      (Zip Code)
                               __________________

                  13% Subordinated Exchange Debentures due 2009
                       (Title of the indenture securities)
                 ==============================================


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                                      - 2 -

                                     GENERAL

1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
             (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

        The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Anvil Holdings, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

    T-1.1   --    Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2   --    Included in Exhibit T-1.1.

    T-1.3   --    Included in Exhibit T-1.1.

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                                 - 3 -

16. List of Exhibits
    (cont'd)

    T-1.4   --    The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6   --    The consent of the trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990.

    T-1.7   --    A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 16, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of April, 1997.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee


By:   /s/ Christine C. Collins
      ------------------------
      Assistant Vice President

CCC/pg

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                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

January 7, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
      OF NEW YORK


      /s/Gerard F. Ganey
      ------------------------------------------
By:   Gerard F. Ganey
      Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                    $   75,754

Short-Term Investments                                        276,399

Securities, Available for Sale                                925,886

Loans                                                       1,638,516
Less:  Allowance for Credit Losses                             13,168
                                                           ----------
    Net Loans                                               1,625,348
Premises and Equipment                                         61,278
Other Assets                                                  120,903
                                                           ----------
    Total Assets                                           $3,085,568
                                                           ==========

LIABILITIES
Deposits:
    Non-Interest Bearing                                   $  645,424
    Interest Bearing                                        1,694,581
                                                           ----------
       Total Deposits                                       2,340,005

Short-Term Credit Facilities                                  449,183
Accounts Payable and Accrued Liabilities                      139,261
                                                           ----------
    Total Liabilities                                      $2,928,449
                                                           ==========

STOCKHOLDER'S EQUITY
Common Stock                                                   14,995
Capital Surplus                                                42,394
Retained Earnings                                              98,926
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                             804
                                                           ----------
Total Stockholder's Equity                                    157,119
                                                           ----------
    Total Liabilities and
    Stockholder's Equity                                   $3,085,568
                                                           ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

April 9, 1997